UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024 (September 24, 2024)

Commission File Number: 1-40392

DT Midstream, Inc.

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant’s address of principal executive offices: 500 Woodward Ave., Suite 2900, Detroit, Michigan 48226-1279

Registrant’s telephone number, including area code: (313) 402-8532

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Millennium Pipeline Company, LLC (“Millennium”) is a joint venture that owns a 263-mile interstate transportation pipeline and compression facilities serving markets in the northeast, in which DT Midstream, Inc. (“DT Midstream”) indirectly owns a 52.5% interest. On September 24, 2024, Millennium Pipeline Intermediate Holdings LLC (“Millennium Holdings”), a newly formed holding company above Millennium, closed on the private placement of an aggregate $800 million senior unsecured notes with a weighted-average coupon rate of 5.88%, the net proceeds of which were distributed pro rata to the joint venture owners. Following closing, DT Midstream received a distribution of $420 million from Millennium Holdings, less fees and expenses. DT Midstream intends to use the net proceeds of its distribution to repay all of the Term Loan Facility borrowings outstanding under its Credit Agreement and for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DT Midstream’s Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DT Midstream that discuss important factors that could cause DT Midstream’s actual results to differ materially. DT Midstream expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024

DT MIDSTREAM, INC. (Registrant)
by
/s/ Jeffrey Jewell
Name: Jeffrey Jewell
Title: Chief Financial Officer